UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting material Pursuant to §240.14a-12

Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
WILLIAM JELLISON

DARLENE SOLOMON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Politan Comments on Masimo’s Latest Entrenchment Maneuvers

Politan Will Take All Necessary Action to Ensure That the Annual Meeting Is Not Delayed Any Further Beyond September 19 and Hopefully Is Held Sooner

NEW YORK – July 16, 2024 – Politan Capital Management (together with its affiliates, “Politan”), an 8.9% shareholder of Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI), today responded to the Company’s Board of Directors moving Masimo’s Annual Meeting of Stockholders (the “Annual Meeting”), previously scheduled for July 25, 2024, to September 19, 2024. Politan also commented on the Board bringing a lawsuit in federal court against Politan and its founder and CIO Quentin Koffey. Mr. Koffey is also a member of the Masimo Board.

Mr. Koffey stated:

“On Monday, ISS wrote that Masimo, “has a corporate governance track record that is firmly among the most troubling of any modern public company,” and that CEO and Chairman Joe Kiani, “has demonstrated that he has no regard for public shareholders. He has been at the center of so many corporate governance scandals and abuses that no credible argument exists to the contrary.” Today’s actions are more of the same.

This is not about Politan’s proxy materials. There are no misstatements. Politan has never had any contact with “plaintiff’s counsel” involving litigation against Masimo and does not even know what Mr. Kiani is referring to. The reality is that moving the Annual Meeting – which was scheduled to be held in nine days – back two months is nothing more than a desperate attempt to prevent the voices of Masimo’s shareholders from being heard. Despite Masimo’s bylaws and Delaware law requiring the Company hold an Annual Meeting within 13 months of the last one, Mr. Kiani is delaying the Annual Meeting to a date 15 months past the last meeting, and he has calculated that the time it takes for Politan to go to court and compel a meeting could allow him to get away with such a substantial delay. As Politan made clear in a letter sent to the Board on July 15, even if the Board truly wanted to address the empty voting issue, there was no need for the meeting to be rescheduled for any later than August 5.

Similar to the adoption of the entrenching advance notice bylaws last year, when faced with the certainty that he would lose a shareholder vote, Mr. Kiani has again resorted to what a Delaware judge deemed “a phalanx of impediments…to the exercise of the stockholder franchise.” Further, the retaliatory legal action taken against Politan is another example of this and is completely without merit. We are confident it will be defeated. Denying shareholders a timely election and pursuing frivolous litigation against a shareholder all in an effort to push off a vote after the leading proxy advisory firms both supported Politan only confirms that Mr. Kiani’s affiliated directors Bob Chapek and Craig Reynolds are not independent and will support Mr. Kiani no matter how detrimental his behavior is to Masimo.

Most importantly, Politan will take all necessary action to ensure that the Annual Meeting is not delayed any further beyond September 19 and hopefully is held sooner. Ultimately, this last-gasp attempt to block shareholders’ rights will fail – just like all the Board’s previous attempts over the past two years. We look forward to moving past these misguided distractions and helping to start a new chapter for Masimo.”

Politan encourages shareholders to review its presentation, proxy materials and letter to shareholders, all of which are available at www.AdvanceMasimo.com. Shareholders can support real change at Masimo by voting on the WHITE proxy card FOR the election of Darlene Solomon and William Jellison.

Your vote is important, no matter how many shares of Common Stock you own. We urge you to sign, date, and return the WHITE universal proxy card today to vote FOR the election of the Politan Nominees and in accordance with the Politan Parties’ recommendations on the other proposals on the agenda for the 2024 Annual Meeting.

If you have any questions, require assistance in voting your

WHITE universal proxy card or voting instruction form,

or need additional copies of Politan’s proxy materials,

please contact D.F. King using the contact information provided here:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Stockholders call toll-free: (888) 628-8208

Banks and Brokers call: (212) 269-5550

By Email: MASI@dfking.com

On July 16, 2024, Politan updated its website, www.AdvanceMasimo.com (the “Site”), in connection with the solicitation of stockholders of Masimo. Copies of the materials posted to the Site are filed herewith.

106 West 56th Street, 10th Floor

New York, New York 10019

July 15, 2024

Via Email

The Board of Directors

c/o Masimo Corporation

52 Discovery

Irvine, CA 92618

Re: Resetting the Record Date

Dear Members of the Board:

We are writing in response to Mr. Kiani's accusation that Politan has confused stockholders, and therefore the Masimo Board of Directors is considering resetting the record date. This accusation is false. Politan has done nothing to mislead stockholders, as was made extremely clear in the reports from ISS and Glass Lewis that have been published in the last two business days. Clearly, resetting the record date is motivated by the Company recognizing it needs to address the issue around empty voting. While Politan welcomes this reversal of the Board's position, the fact that it was necessary at all is deeply concerning.

This entire issue has served to once again demonstrate that Mr. Kiani's approach to corporate governance is limited only by the outer bounds of legality, rather than by what is in the best interests of Masimo stockholders. The Board should be aware that any attempt to delay the Annual Meeting past August 5 will be seen as a transparent maneuver in response to Politan receiving full support from both proxy advisory firms.

First, attempting to blame Politan for what has occurred ignores the facts:

i)	On July 3, Politan privately made the Board aware of a potential empty voting scheme perpetrated by a fund with personal ties to Mr. Kiani and asked for a new record date to promptly be set given that the matter was highly time sensitive.

ii)	On July 5, the last day the Board could have reset the record date without moving the Annual Meeting, Masimo's general counsel informed us privately that the Board would hold a meeting the following week. On July 8, we filed our letter publicly. The Board then publicly dismissed our concerns. The Board meeting never occurred.

iii)	On July 12, proxy advisory firm Glass Lewis issued its recommendation in which it disclosed troubling engagement it had with RTW Investments and brought to light RTW as the fund behind the empty voting scheme.

iv)	That same day (July 12), Politan sent a letter to Masimo's Board noting that Mr. Kiani and RTW's portfolio manager responsible for the Masimo investment are friends who have dinner together with their spouses and are both members of the Orange County community, Mr. Kiani is featured on RTW's website praising the investment firm as a 'trusted partner" and Mr. Kiani is an investor in RTW's funds. The letter noted that all of this was known by Craig Reynolds, the Lead Independent Director of the Board. We again requested in this letter that empty votes be ignored or a new record date be set. We also requested that Masimo disclose any and all contact with RTW, hire independent counsel to investigate the matter, determine if Mr. Kiani and RTW are a group, and pursue disgorgement of any Section 16 short-swing profits.

No one should be confused about these events. Rather, under Mr. Kiani, Masimo's Board has a track record of only taking corrective action when its tactics to disenfranchise stockholders are brought to light and the Company is forced to act under pressure from regulators and judges.

Second, under no scenario should resetting the record date cause the Annual Meeting to be moved later than August 5. Consider that:

i)	Politan's advisors believe there is no justification for holding the Annual Meeting any later than August 5, with a corresponding record date of July 18, based on Broadridge's established timing requirements for setting a record date and mailing proxy materials. Consistent with market practice, there is no need to conduct a new broker search since one has already been completed for the same Annual Meeting. An Annual Meeting rescheduled for August 5 comes as close as possible to compliance with the requirements of Delaware law and Masimo's own bylaws with regard to the obligation to hold an Annual Meeting of Stockholders at least once every 13 months.

ii)	The Annual Meeting has customarily been held in May and was only pushed to July 25 because Mr. Kiani wanted time to pre-announce second quarter results and potentially announce a transaction to separate the Consumer Business with his preferred JV partner. The Annual Meeting should never have been delayed this late in the first place, and these types of tactical motivations should not impact the resetting of the date now.

iii)	We made numerous proposals to address the empty voting issue that were rejected. Had the Board instead acted promptly, the need to move the meeting would have been avoided.

The Annual Meeting has already been unnecessarily postponed. To protect the best interests of Masimo's employees, customers and stockholders we urge the Board to conduct a fair meeting without further undue delay.

Sincerely,

Quentin Koffey

Managing Member

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Politan Capital Management LP (“Politan”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Politan does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Politan disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan and the other Participants (as defined below) have filed a definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual stockholders meeting (the “2024 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”). Shortly after filing its definitive proxy statement with the SEC, Politan furnished the definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC (“Politan Management”), Politan Capital Partners GP LLC (“Politan GP”), Politan Capital NY LLC (the “Record Stockholder”), Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and, collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito (all of the foregoing persons, collectively, the “Politan Parties”), William Jellison and Darlene Solomon (such individuals, collectively with the Politan Parties, the “Participants”).

As of the date hereof, the Politan Parties in this solicitation collectively own an aggregate of 4,713,518 shares (the “Politan Group Shares”) of common stock, par value $0.001 per share, of Masimo (the “Common Stock”). Mr. Koffey may be deemed to own an aggregate of 4,714,746 shares of Common Stock (the “Koffey Shares”), which consists of 1,228 restricted stock units (the “RSUs”) as well as the Politan Group Shares. Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Politan Group Shares, and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Group Shares. The Record Stockholder is the direct and record owner of 1,000 shares of Common Stock that comprise part of the Politan Group Shares. Both the Politan Group Shares and the Koffey Shares represent approximately 8.9% of the outstanding shares of Common Stock based on 53,182,247 shares of Common Stock outstanding as of June 13, 2024, as reported in Masimo’s definitive proxy statement filed on June 17, 2024. As the general partner of Politan, Politan Management may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares and, therefore, Politan Management may be deemed to be the beneficial owner of all of the Politan Group Shares. As the general partner of the Politan Funds, Politan GP may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares, and therefore Politan GP may be deemed to be the beneficial owner of all of the Politan Group Shares. Mr. Koffey, including by virtue of his position as the Managing Partner and Chief Investment Officer of Politan and as the Managing Member of Politan Management and Politan GP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Koffey Shares.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy / Gordon Algernon / Dan Decea

MASI@dfking.com

Media Contacts

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com